POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned director or officer of Corn Products International, Inc., a Delaware corporation the Company, does hereby severally make, constitute and appoint
MARY ANN HYNES, Vice President, General Counsel and Corporate Secretary of the Company his true and lawful attorney to execute, deliver and file, for and on his behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities issued by the Company, until such date as the undersigned ceases to be required to file such reports.
IN WITNESS WHEREOF, the undersign has hereunto executed this Power of Attorney this 1st day of May, 2006
Gregory B. Kenny
UNITED STATES OF AMERICA )
STATE OF KY )
COUNTY OF CAMPBELL )
On this 1st day of May, 2006, before me, a Notary Public of the State of Kentucky, United States of America, personally came Gregory B. Kenny, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the sane as his free and voluntary act and deed, for the uses and purposes therein mentioned.
Given under my hand and official seal this of 1st day of May, 2006.
Notary Public
OFFICIAL SEAL
RITA S. PRICHARD
NOTARY PUBLIC - STATE AT LARGE
MY COMMISSION EXPIRES OCTOBER 27, 2008